                                                                 Exhibit 10.29

                               STRATEGIC ALLIANCE AGREEMENT

     This Strategic Alliance Agreement (the "AGREEMENT") is entered into as of the 7th day of May, 1999 by and between JORE CORPORATION, a Montana corporation ("JORE"), and INTERNATIONAL TOOL MACHINES OF FLORIDA, INC., a Florida corporation ("ITM"), with reference to the following facts:

                                        RECITALS

     A. JORE and ITM have collaborated in the design, development and manufacture of certain machines used in the manufacture of drill bits and other power tool accessories and components thereof.

     B.  JORE and ITM desire to formalize their relationship.

                                       AGREEMENT

     Now, therefore, in consideration of the foregoing and the mutual promises contained herein, the parties do hereby agree as follows:

     1. EXCLUSIVE SALES TO JORE. For the term of the Agreement, ITM shall manufacture and sell or otherwise make available the drill bit manufacturing machine known as the ***, only to JORE and to no other persons or entities. The *** machine refers to that machine which has been sold and delivered by ITM to JORE prior to the date of execution of this agreement, or similar equipment using rotary transfer drill grinding design.

     2. MINIMUM ORDER OF THE *** MACHINE. During the term hereof, JORE shall order a minimum of *** of the Machines per year and the terms shall be pursuant to ITM's standard terms (EXHIBIT A, attached hereto.)

     3. PRICING. During the first year of this Agreement, JORE shall pay ITM the sum of *** per *** Machine that it orders exclusive of any accessories it orders, which shall be paid for separately. The terms of payment and shipping shall be pursuant to EXHIBIT A, attached hereto. *** prior to each anniversary of this Agreement, ITM may request that the price it charges JORE for the upcoming year be increased based on the Consumer Price Index.

     4. EXCLUSIVE PURCHASES BY JORE. Without the express written consent of ITM, during the term hereof, JORE shall not purchase any machines substantially similar to those manufactured by ITM from any competitors of ITM so long as the price of the machines are equivalent.

     5.  TERM.

     (a) Unless sooner terminated pursuant to Section Six (6), the term of this Agreement shall commence on the date hereof and continue in full


    Certain information has been omitted from Exhibit 10.29 as indicated by "***" pursuant to a request for confidential treatment and has been filed separately with the Commission.

force and effect for a period of five years.

     (b) Either party shall have an option to renew this Agreement for a period of five (5) years by providing written notice to each other at least three-hundred sixty-five (365) days prior to the expiration hereof. The price of the machines during any renewal of this Agreement shall by re-negotiated.

     6.  TERMINATION.  This Agreement may be terminated as follows:

     (a) By the mutual agreement of the parties as evidenced by a signed instrument executed by both Parties.

     (b) By either party if

          (i) the other party materially and substantially breaches this Agreement and does not cure or remedy such breach within sixty (60) days of receipt of the first party's notification of its intention to terminate this Agreement. The failure to purchase *** of the *** Machines per year shall constitute a material and substantial breach of this agreement. A material and substantial breach of any agreement between JORE and ITM shall constitute a breach of this Agreement.

         (ii) upon the institution by or against the other party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of the other party's debts, provided, with respect to involuntary proceedings, that such proceedings are not dismissed within thirty (30) days, (ii) upon the other party's making an assignment for the benefit of creditors, or (iii) upon the other party's dissolution or ceasing to do business.

     7. SALE OR TRANSFER. In the event of a sale or transfer of a controlling interest in ITM this Agreement shall be binding on any subsequent buyer or transferee.

     8.  MISCELLANEOUS.

     (a) Each of the parties agrees to execute a Non-Disclosure Agreement in substantially the form of EXHIBIT B hereto.

     (b) In the event the Parties are unable to resolve any dispute, any controversy or dispute shall be settled by binding arbitration in Palm Coast, Florida, pursuant to the Rules of the American Arbitration Association.

     (c) This Agreement shall be governed, controlled, interpreted and defined by and under the laws of the State of Florida.

     (d) Each party agrees that its rights and obligations under this Agreement may not be transferred or assigned directly or indirectly

    Certain information has been omitted from Exhibit 10.29 as indicated by "***" pursuant to a request for confidential treatment and has been filed separately with the Commission.

without the prior written consent of the other party, which consent shall not be unreasonably withheld. Subject to the foregoing sentence, this Agreement shall be binding upon and inure to, the benefit of the parties hereto, their successors and assigns.

     (e) If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions shall remain, nevertheless, in full force and effect.

     (f) No waiver of any term or condition of this Agreement shall be valid or binding on either party unless agreed in writing by the party to be charged. The failure of either party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions.

     (g) This Agreement, including the Exhibits attached hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing.

     (h) The Parties to this Agreement are independent contractors. There is no relationship of agency, partnership, joint venture, employment or franchise among the parties and no party shall have any authority to bind any other party or incur any obligation on the other party's behalf.

INTERNATIONAL TOOL MACHINES
OF FLORIDA, INC.

/s/ Karl H. Giebmanns
------------------------------
BY: Karl H. Giebmanns, President



JORE CORPORATION

/s/ Matt Jore
------------------------------
BY: Matt Jore, President

INTERNATIONAL TOOL MACHINES OF FLORIDA, INC

5 INDUSTRY DRIVE                                            Tel: (904) 446-0500
PALM COAST, FLORIDA 32137                                   Fax: (904) 445-5700

                        TERMS AND CONDITIONS OF SALES

ALL PROPOSALS AND QUOTATIONS FOR THE ORIGINAL SALE OF OUR PRODUCTS AND OUR ACCEPTANCE OF PURCHASE ORDERS FOR OUR PRODUCTS ARE EXPRESSLY CONDITIONAL UPON PURCHASER'S ASSENT TO THE FOLLOWING TERMS AND CONDITIONS:

1. ACCEPTANCE: All orders are subject to acceptance in writing by Seller at its office listed above.

2. PRICES: Prices are E.X.W. ITM Palm Coast, Florida.

3. VALIDITY OF QUOTATION: Any quotation shall be valid for ninety (90) days from quotation date unless specified otherwise.

4. PAYMENT TERMS: Seller's normal terms are 30% DUE WITH RECEIPT OF PURCHASE ORDER, 60% DUE AFTER ACCEPTANCE OF THE MACHINE IN ACCORDANCE TO TERMS AGREED UPON IN THE PURCHASE ORDER AND PRIOR TO SHIPMENT, 10% AFTER FINAL ACCEPTANCE AT YOUR FACILITY AS DEFINED IN ITM'S QUOTATION OR 30 DAYS NET AFTER SHIPMENT, WHICHEVER COMES FIRST. Seller reserves the right to ask for progress payment when noted specifically in its quotations. Invoices are payable in cash without any deductions. Invoices past due are subject to a 1-1/2% PER MONTH SERVICE CHARGE. Instead of a downpayment, ITM will also accept an irrevocable letter of credit in favor to ITM opened by a bank specified by ITM. The letter of credit has to be opened to the value of the purchase order and based upon conditions that it can be collected with presentation of shipping document when the machine is picked up at ITM's location.

5. SECURITY INTEREST: Seller shall retain a security interest in products sold until Purchaser has performed all of its obligations hereunder and Seller shall have all rights of a secured party with respect thereto, including the right to repossess same without legal process. Upon the request of Seller, Purchaser shall execute and deliver to Seller such UCC Financing Statements and other documents as Seller may reasonably request in order to perfect Seller's security interest. Each order accepted by Seller shall be deemed a security agreement executed by Purchaser and Seller for purposes of the Uniform Commercial Code of the State of Florida.

6. TAXES: Prices DO NOT include taxes. If any sales, use or similar tax is payable by Seller in connection with any transaction or part thereof between the Seller and Purchaser with respect to products delivered, Purchaser will, upon demand, pay to Seller the amount of any such tax.

7. DELIVERY: Any proposed shipment date is an estimate only and is subject to change due to accidents, fire, strikes, or other causes beyond Seller's control. Under no circumstances shall Seller have any liability whatsoever for loss of use of goods ordered, or for any direct or consequential damages resulting from delay in delivery.

8. CANCELLATION: Each order is considered an irrevocable offer to purchase and is noncancelable after it has been accepted by Seller. Any deviation from this policy must have written approval of Seller and any cancellation accepted shall be deemed to have damaged Seller to extent of, but not limited to, the amount held as non-refundable deposit and Seller shall be entitled to retain any such deposit. Purchaser will be held responsible for all charges including, but not limited to, any additional charges which may arise as a result of any cancellation.

9. PRODUCTION: Production figures furnished by Seller are estimates only and are based on Seller's understanding of accuracy and finish required, machinability of the material, amount of material to be removed and Purchaser's operating conditions.

10. SHIPMENT: Unless otherwise requested by Purchaser, shipment will be made by the carrier of Seller's choice. It is important to request at all times proper handling of the machine, such as airride truck, etc., to avoid abnormal shocks to the machine.

11. LOSS OR DAMAGE IN TRANSIT: Seller's liability for loss or damage to the machine and equipment covered by this order is limited to events which have occurred prior to its delivery to the carrier at the E.X.W. point shown on Seller's order acknowledgement. Any loss subsequent to such delivery is to be at the risk of Purchaser.

12. WARRANTY: Warranty shall be in effect after all Payment Terms are met. Seller warrants that its products shall be free from defects in materials and workmanship for a period of twelve (12) months from the date of arrival thereof at Purchaser's plant, substantiated by return copy of signed and dated consignee's freight invoice attached to the warranty card, provided such products are used only one [illegible] shift per day. Such warranty period shall be reduced prorated to the extent the products are used on more than one shift per day, the warranty period thus being four (4) months if the products are used on three shifts per day during the entire period. For the ITM Series 2003 machines the warranty period will be (6) months from the date of arrival thereof at Purchaser's plant. Any part or parts which upon examination Seller finds defective in workmanship or material shall, at Seller's option, be repaired or replaced free of charge, provided that (i) the products are in possession of Purchaser; (ii) on Seller's request the parts are returned to Seller's plant freight prepaid; and (iii) the products have been maintained and operated in accordance with instructions in Seller's manual. Parts furnished under warranty "free of charge" shall be made available to Purchaser E.X.W. ITM Palm Coast, Florida. Purchaser shall pay all delivery costs to his plant.

The parties agree that the warranty stated herein, along with the maintenance service contained in paragraph 13, is the entirety of the warranty given form Seller to Purchaser. The parties expressly agree that in no event does the seller warrant to the Buyer for any incidental or consequential damages caused by any failure in the product, regardless of the cause of the failure. This limitation includes, but is not limited to, any damages related to:
lost production, lost sales, increased overhead, mobilization, finance charges or any other damages beyond what is expressly warranted in this paragraph and paragraph 13 herein. THE PURCHASER EXPRESSLY WAIVES ITS RIGHT TO ANY DAMAGES OTHER THAN AS SET FORTH HEREIN.

13. MAINTENANCE SERVICE WITHIN WARRANTY PERIOD: During the warranty period, as defined, remedial service assistance on Seller's products will be furnished at no charge by Seller. Service beyond warranty period will be furnished by Seller at Seller's then prevailing rates.

IT IS EXPRESSLY UNDERSTOOD THAT THE WARRANTY MADE BY SELLER HEREIN SHALL BE IN LIEU OF ANY AND ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE.

If Purchaser accepts the products and does not notify Seller of any defect or breach of warranty within 30 DAYS FROM DATE OF SHIPMENT. Purchaser shall be deemed to have waived any claim with respect thereto. No claim shall be made for any damages, including incidental and consequential damages or damages to any product of Purchaser or damages due to Purchaser's inability to perform its contracts with others.

PURCHASER AGREES TO INDEMNIFY, HOLD HARMLESS, AND DEFEND SELLER FROM ANY AND ALL CLAIMS AND LIABILITIES CAUSED BY THE NEGLIGENCE OF PURCHASER, ITS AGENTS, SERVANTS AND EMPLOYEES AND THOSE WHO MAY ACQUIRE FROM PURCHASER PRODUCTS PURCHASED FROM SELLER.

14. INDEMNITY: Purchaser shall notify Seller promptly and in any event WITHIN 30 DAYS, of any accident or malfunction involving Seller's products which results in personal injury or damage to property, and shall cooperate fully with Seller in investigating and determining the cause of such accident or malfunction. In the event that Purchaser fails to give such notice to Seller and to so cooperate, Purchaser shall indemnify and save Seller harmless from any claims from such accident or malfunction.

15. OSHA: Purchaser acknowledges that due to the large variety of sizes and geometric shapes of grinding wheels, it is virtually impossible to completely guard the grinding wheel and that it is Purchaser's responsibility, by law, to provide an appropriate point of operation protection as described in the ANSI Standard B11.9, Section 4.5.

Coolant guards (housing), as provided with a machine, are designed only to contain the coolant in the machine and are not constructed as guards to protect against wheel breakage.

Purchaser acknowledges that it is Purchaser's obligation to comply with the Federal Occupational Safety and Health Act of 1970 (OSHA) and agrees to do so with respect to the use of Seller's products.

Seller will be ready to quote any modifications or additions which Purchaser may need to meet OSHA requirements. If during the time between the order and the actual delivery of a machine or other product of Seller any specific OSHA requirement comes to Purchaser's attention. Purchaser shall promptly notify Seller in writing requesting said modification. Upon receipt of such request, a quotation will be given for modification in compliance with Purchaser's request.

Seller shall not be responsible for any failure to so comply which results from the location, operation, design, use, or maintenance of Seller's products or from alteration of such products by persons other than Seller or from any optional accessories to the equipment which were available to Purchaser, but omitted at Purchaser's direction from design or instructions furnished by the Purchaser or its agents. To ensure Purchaser's compliance with the safety regulations of OSHA as they pertain to grinding equipment. Seller encourages Purchaser to review the complete ANSI B11.9 Standards.

16. DISPUTES: Any disputes arising from this agreement shall be governed by the laws of the State of Florida. The parties agree that the proper venue for any litigation will be in Flagier County, Florida. In the event that the parties engage in any litigation, the prevailing party will be entitled to recover its attorneys fees and costs.

ALL CONDITIONS RESPECTING WARRANTY MADE HEREIN SHALL BE APPLICABLE TO THOSE WHO MAY PURCHASE, LEASE, OR OTHERWISE ACQUIRE MACHINERY OR OTHER PRODUCTS, OF SELLER FROM PURCHASER, AND PURCHASER SHALL INFORM ANY SUCH PERSON THAT SELLER DOES NOT MAKE ANY WARRANTY RESPECTING SAME OTHER THAN AS HEREIN PROVIDED.